UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2018

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2018, Citizens Financial Group, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Terrance J. Lillis to the Company’s Board effective February 1, 2019.

Mr. Lillis most recently served as Executive Vice President and Chief Financial Officer for the Principal Financial Group, Inc. prior to his retirement in May 2017. He held a number of senior leadership positions over the course of 35 years at the Principal Financial Group, Inc.

Mr. Lillis’ appointment will expand the Board from 12 to 13 directors. He will serve on the Audit Committee of the Board. Mr. Lillis will receive compensation for his services pursuant to the Citizens Financial Group, Inc. Non-Employee Directors Compensation Policy.

The Company also announced that Anthony Di Iorio, who has served on the Board since 2014, will retire from the Board after his current term expires at the annual meeting of shareholders in April 2019, as he has reached age 75, the mandatory retirement age under the Company’s corporate governance guidelines. Mr. Di Iorio serves on the Audit Committee and the Nominating and Corporate Governance Committee.

A copy of the Company’s press release announcing Mr. Lillis’ appointment and Mr. Di Iorio’s retirement is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press Release issued by the Company, dated September 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Stephen T. Gannon
Stephen T. Gannon
Executive Vice President and General Counsel

Date: September 27, 2018